UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) Aug. 8, 2019

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-03789	SOUTHWESTERN PUBLIC SERVICE COMPANY			75-0575400
(a New Mexico corporation)
790 South Buchanan Street
	Amarillo	Texas	79101
	(303)	571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On Aug. 8, 2019, Southwestern Public Service Company (SPS), a New Mexico corporation, and a wholly owned subsidiary of Xcel Energy Inc., filed a $141 million, retail electric, non-fuel base rate increase case in Texas with each of its Texas municipalities and the Public Utility Commission of Texas (PUCT). The total proposed increase in overall revenues, net of $85 million of estimated fuel savings, is 6.5%.

The filing intends to recover additional operating costs since SPS’ previous rate case filed in 2017 and incorporates over $940 million in investment on a Texas retail basis for new and upgraded electric facilities and equipment, including SPS' 478 megawatt (MW) Hale Wind Project.

The request is based on the 12-month period ended June 30, 2019, with the final three months based on estimates, a requested rate of return on equity of 10.35%, an equity ratio of 54.65% and a Texas retail electric rate base of approximately $2.6 billion.

In September 2019, SPS will submit a filing to update the estimated information to reflect actual results through June 30, 2019.

This rate case takes into account the decline of 349 MW in 2019 from certain wholesale customers and seeks to adjust the depreciation lives and net salvage value on SPS' generation assets (including an adjustment to the service life of SPS’ Tolk power plant Units 1 and 2 to 2032).

The following table summarizes SPS’ rate increase request:

(Millions of Dollars)
Capital investments	$62
Hale Wind Farm	58
Depreciation rate change (including Tolk)	34
Cost of capital	8
Expiring purchased power contracts	(27)
Other, net	6
Incremental revenue request	$141

SPS is requesting the PUCT set current rates as temporary on Sept. 12, 2019, consistent with the settlement in a previous regulatory proceeding and to collect a surcharge for usage from Sept. 12, 2019 through the effective date of new base rates. A PUCT decision is expected in the second quarter of 2020.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking information includes, among other information, the expected impact of SPS’ electric rate case and other statements identified by words such as "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. The following factors, in addition to those discussed in Xcel Energy's and SPS' Annual Report on Form 10-K for the year ended Dec. 31, 2018, and subsequent securities filings, that could cause actual results to differ materially from management expectations as suggested by such forward-looking information: changes in environmental laws and regulations; climate change and other weather, natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; ability to recover costs from customers; reductions in our credit ratings and the costs of maintaining certain contractual relationships; actions of credit rating agencies; general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of SPS to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; tax laws; operational safety; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices; costs of potential regulatory penalties; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; fuel costs; and employee work force and third party contractor factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aug. 8, 2019	Xcel Energy Inc. (a Minnesota corporation)
Southwestern Public Service Company (a New Mexico corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer